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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Carey Diversified LLC and Subsidiaries on Form S-1 (File No. 333-46257) and Form S-3 (File No. 333-46083) of our report dated January 26, 1999, on our audits of the consolidated / combined financial statements and financial statement schedule of Carey Diversified LLC and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 26, 1999


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